As filed with the Securities and Exchange Commission on August 1, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTAR INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-1889304
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of principal executive offices) (Zip Code)

CONSTAR INTERNATIONAL INC.

2007 STOCK-BASED INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Michael J. Hoffman

President, Chief Executive Officer

Constar International Inc.

One Crown Way

Philadelphia, PA 19154-4599

(215) 552-3700

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

William G. Lawlor, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-8208

(215) 994-4000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock of Constar International Inc., par value $.01 per share to be issued under the Plan	850,000 shares	$5.46	$4,641,000	$142.48

(1)	The amounts are based upon the average of the high and low sale prices for shares of the Registrant’s Common Stock as reported on the NASDAQ National Market on July 30, 2007, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a) The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 29, 2007 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”); and

(b) The Company’s quarterly report for the quarter ended March 31, 2007, filed on May 15, 2007, pursuant to Section 13(a) of the 1934 Act; and

(c) The description of the Registrant's Common Stock contained in the registration statement on Form S-1, filed on May 23, 2002, including any amendment or report filed for the purpose of updating such description; and

(d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of Title 8 of the Delaware Code (“Section 145”) gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant's restated certificate of incorporation and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code. All of the Registrant's directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

5.1	Opinion of Dechert LLP (counsel to the Registrant).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Dechert LLP (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

24	Power of Attorney (set forth on signature page of this Registration Statement).

Item 9.	Undertakings.

Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 1st day of August, 2007.

CONSTAR INTERNATIONAL INC.

By:	/s/ Michael J. Hoffman
Michael J. Hoffman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Hoffman and Walter Sobon, and each of them, as such person’s attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto him full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such person, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

/s/ Michael J. Hoffman		August 1, 2007
Michael J. Hoffman	President, Chief Executive Officer and Director (Principal Executive Officer)	Date

/s/ Walter S. Sobon		August 1, 2007
Walter S. Sobon	Chief Financial Officer (Principal Financial and Accounting Officer)	Date

/s/ James A. Lewis		August 1, 2007
James A. Lewis	Director	Date

/s/ Michael D. McDaniel		August 1, 2007
Michael D. McDaniel	Director	Date

/s/ Frank J. Mechura		August 1, 2007
Frank J. Mechura	Director	Date

/s/ John P. Neafsey		August 1, 2007
John P. Neafsey	Director	Date

/s/ Angus F. Smith		August 1, 2007
Angus F. Smith	Director	Date

/s/ A. Alexander Taylor		August 1, 2007
A. Alexander Taylor	Director	Date